As filed with the Secruities and Exchange Commission on April 4, 1995
                                                   Registration No. __-_____

                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                                 __________
                                  FORM S-8
           REGISTRATION STATEMENT under THE SECURITIES ACT OF 1933
                                 __________
                       GREEN MOUNTAIN POWER CORPORATION
          (Exact name of registrant as specified in its charter)
               Vermont                                 03-0127430
      (State of incorporation)             (IRS Employer Identification No.)

                            25 Green Mountain Drive
                         South Burlington, Vermont 05403
                    (Address of principal executive offices)

                       GREEN MOUNTAIN POWER CORPORATION
                EMPLOYEE SAVINGS AND INVESTMENT PLAN AND TRUST
                           (Full title of the Plan)
                                 __________
                            Christopher L. Dutton
                    Vice President, Chief Financial Officer
                                and Treasurer
                       Green Mountain Power Corporation
                           25 Green Mountain Drive
                       South Burlington, Vermont 05403
                          Telephone:  (802) 864-5731
                      (Name, address and telephone numbers,
                   including area codes, of agent for service)

This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities will begin as soon as reasonably practicable after such effective date.
                               __________
                    CALCULATION OF REGISTRATION FEE

                                         Proposed     Proposed
                                          Maximum      Maximum
      Title              Amount          Offering     Aggregate     Amount of
  of Securities           to be            Price      Offering    Registration
to be Registered       Registered        Per Share      Price          Fee

  Participations in
  the Green
  Mountain Power
  Corporation
  Employee Savings
  and Investment
  Plan and Trust        $5,000,000*          --       $5,000,000*     $1,728.48


   200,000 shares of Common Stock, Par Value $3.33 1/3, of the Company are also being registered herewith.
   *Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee based on estimated total contributions.

PART II

Item 3.  Incorporation of Documents by Reference.

     Green Mountain Power Corporation (the "Company") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission ( the "Commission"):

1. The Company's Registration Statement No. 33-47985 on Form S-8, together with Amendment No. 1 thereto;

2. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994;

3. The Company's Annual Report on Form 11-K for the fiscal year ended December 31, 1994; and

4. The Company's Prospectus as filed with Registration Statement No. 33-42390 on Form S-2.

     All documents filed by the Company pursuant to Sections (13)(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.     Description of Securities.
                Not Applicable.

Item 5.     Interests of Named Experts and Counsel.

LEGAL OPINIONS

     The legality of the shares of Additional Common Stock offered hereby is being passed upon for the Company by Hunton & Williams, New York, New York, special counsel for the Company, and Peter H. Zamore, Esq., General Counsel of the Company. Hunton and Williams will rely upon the opinion of Peter H. Zamore as to matters of Vermont law.


EXPERTS

     The audited consolidated financial statements and schedules incorporated by reference in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as set forth in their reports, dated January 31, 1995. Such reports of Arthur Andersen LLP do not cover periods prior to December 31, 1987, which were audited by another firm of independent public accountants.
     The audited consolidated financial statements of the Company's Employee Savings and Investment Plan and Trust (the "Plan") incorporated by reference herein, have been audited by Kittell, Branagan & Sargent, independent public accountants, as set forth in their report dated February 22, 1995, and such statements are incorporated by reference herein in reliance upon the report of such firm and upon their authority as experts in accounting and auditing.

Item 6.     Indemnification of Directors and Officers.

     The Vermont Business Corporation Act (11A Section 8.51, Section 8.52 and Secton 8.56) provides, in pertinent part, as follows:

     "Each corporation, when no specific inconsistent provision is made by law or by its articles of association, shall have power:

(8.51) (a) Except as provided in subsection (d) of this section, a corporation may indemnify an individual made a party to a preceding because the individual is or was a director against liability incurred in the proceeding if: (1) the director conducted himself or herself in good faith; and (2) the director reasonably believed: (A) in the case of conduct in the director's official capacity with the corporation, that the director's conduct was in its best interest; and (B) in all other cases, that the director's conduct was at least not opposed to its best interests; and (3) in the case of any proceeding brought by a governmental entity, the director had no reasonable cause to believe his or her conduct was unlawful, and the director is not finally found to have engaged in a reckless or intentional unlawful act.

     (b) A director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirements of subdivision (a)(2)(B) of this section.

     (c) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

     (d) A corporation may not indemnify a director under this section:
(1) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (2) in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in the director's official capacity, in which the director was adjudged liable on the basis that personal benefit was inproperly received by the director.

     (e) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

(8.52) Unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is ar was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

(8.56) Unless a corporation's articles of incorporation limit indemnification of an officer, employee, or agent of the corporation: (1) an officer of the corporation who is not a director is entitled to mandatory indemnification under section 8.52 of this title, and is entitled to apply for court-ordered indemnification under section 8.54 of this title, in each case to the same extent as a director; (2) the corporation may indemnify and advance expenses under this subchapter to an officer, employee, or agent of the corporation who is not a director to the same extent as a director.

Section 9 of Article IV of the Company's By-Laws, as amended, reads as follows:

     "Section 9. Indemnification. This Corporation shall indemnify certain persons threatened with or made a party to any action, suit or proceeding, civil or criminal, by reason of the fact that he, his testator or intestate, is or was a director or officer of this Corporation or of any corporation which he served as such at the request of this Corporation, against judgments, fines or penalties, and the reasonable cost and expenses, including but not restricted to attorney's fees, actually and reasonably incurred by him in connection with the defense of such action, suit or proceeding or in connection with any appeal therein, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such director or officer is liable for gross negligence or misconduct in the performance of duty to the Corporation; provided, however, that as to any matter disposed of by compromise by such person, pursuant to a consent decree or otherwise, no indemnification either for a compromise payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of the Corporation after notice that it involves such indemnification: (a) by a disinterested majority of the directors then in office; or (b) by a majority of the disinterested directors then in office, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such person, his testator or intestate, as the case may be, appears not to be liable for gross negligence or misconduct in the performance of duty to the Corporation; or (c) by the holders of a majority of the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested director or officer. Expenses reasonably incurred by any such person in connection with the defense or disposition of any such action, suit or other proceeding shall be paid from time to time by this Corporation in advance of the final determination thereof upon receipt of a written undertaking from such person to repay the amounts so paid by the Corporation if it is ultimately determined that indemnification for such expenses is not required under this section. The foregoing right to indemnity shall not be deemed exclusive of any other rights to which such director or officer may be entitled apart from the provisions of this paragraph."

      Subject to certain exceptions the directors, all corporate officers and certain employees working in conjunction therewith and the heirs, assigns and estates of such directors, officers and employees of the Corporation are insured to the extent of 100% of the loss, with an overall limit of $25,000,000 because of any claim or claims made against them, including claims arising under the Securities Act of 1933, and caused by any negligent act, any error, any omission or any breach of duty while acting in their capacities as such directors or officers, and the Corporation is insured to the extent that it shall have indemnified the directors and officers for such loss. The premiums for such insurance are paid by the Corporation.

Item 7.     Exemption From Registration Claimed.
                 Not Applicable.

Item 8.     Exhibits.
            (b) The undersigned registrant has submitted the Plan and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.


EXHIBIT INDEX
     Certain of the following exhibits are filed herewith. Certain other of the following exhibits have heretofore been filed with the Securities and Exchange Commission and are incorporated herein by reference.


Exhibit
Number

4-a-1  --  Indenture of First Mortgage and Deed of Trust dated as of February 1, 1955 (Exhibit
           4-b, Registration No. 2-27300).
4-a-2  --  First Supplemental Indenture dated as of April 1, 1961 (Exhibit 4-b-2, Registration
           No. 2-75293).
4-a-3  --  Second Supplemental Indenture dated as of January 1, 1966 (Exhibit 4-b-3,
           Registration No. 2-75293).
4-a-4  --  Third Supplemental Indenture dated as of July 1, 1968 (Exhibit 4-b-4, Registration
           No. 2-75293).
4-a-5  --  Fourth Supplemental Indenture dated as of October 1, 1969 (Exhibit 4-b-5,
           Registration No. 2-75293).
4-a-6  --  Fifth Supplemental Indenture dated as of December 1, 1973 (Exhibit 4-b-6,
           Registration No. 2-75293).
4-a-7  --  Seventh Supplemental Indenture dated as of August 1, 1976 (Exhibit 4-a-7,
           Registration No. 2-99643).
4-a-8  --  Eighth Supplemental Indenture dated as of December 1, 1979 (Exhibit 4-a-8,
           Registration No. 2-99643).
4-a-9  --  Ninth Supplemental Indenture dated as of July 15, 1985 (Exhibit 4-a-9, Registration
           No. 2-99643).
4-a-10 --  Tenth Supplemental Indenture dated as of June 15, 1989 (Exhibit 4-b-10, Form 10-K,
           1989).
4-a-11 --  Eleventh Supplemental Indenture dated as of September 1, 1990 (Exhibit 4-b-11, Form
           10-Q, September 1990).
4-a-12 --  Twelfth Supplemental Indenture dated as of March 1, 1992 (Exhibit 4-b-12, Form 10-
           K, 1991).
4-a-13 --  Thirteenth Supplemental Indenture dated as of March 1, 1992 (Exhibit 4-b-13, Form
           10-K, 1991).
4-a-14 --  Fourteenth Supplemental Indenture dated as of November 1, 1993 (Exhibit 4-b-14,
           Form 10-K 1993).
4-a-15 --  Fifteenth Supplemental Indenture dated as of November 1, 1993 (Exhibit 4-b-15, Form
           10-K 1993).
4-b    --  Debenture Indenture dated as of August 1, 1967 (6 5/8% Debentures due August 1,
           1992) (Exhibit 4-c, Registration No. 2-75293).
4-b-1  --  First Supplemental Indenture dated as of August 1, 1969 amending Exhibit 4-b above
           (Exhibit 4-c-1, Registration No. 2-49697).
4-c    --  Debenture Indenture dated as of October 1, 1969 (8 7/8% Debentures due October 1,
           1994) (Exhibit 4-d, Registration No. 2-75293).
4-d    --  Debenture Indenture dated as of December 1, 1976 (9 3/8% Debentures due December 1,
           1996) (Exhibit 4-d, Registration No. 2-99643).
4-e    --  Debenture Indenture dated as of August 1, 1983 (12 5/8% Debentures due August 1,
           1998) (Exhibit 4-f, Form 10-K, 1992).
4-f    --  Copy of Amended and Restated Employees Savings and Investment Plan and Trust
           (Exhibit 28-a Registration No. 33-47985.)
*5-a-1 --  Opinion of Hunton & Williams .
*5-a-2 --  Opinion of Peter H. Zamore, Esq.
*23-a  --  Consent of Hunton & Williams (included in their opinion filed as Exhibit 5-a-1).
*23-b  --  Consent of Peter H. Zamore, Esq. (included in his opinion filed as Exhibit 5-a-2).
*23-c  --  Consent of Arthur Andersen LLP.
*23-d  --  Consent of Kittell, Branagan & Sargent., Independent Auditors to Plan.
*24-a  --  Power of Attorney (Contained on Page II-6).
*24-b  --  Certified copy of Resolutions of the Board of Directors authorizing signature pursuant to Power of Attorney.
*24-c  --  Power of Attorney of the Plan (Contained on Page II-8).
*24-d  --  Certified copy of Resolution of Retirement Board authorizing signature pursuant to
           Power of Attorney.
*99-e  --  Copy of Amendments to the Amended and Restated Employee Savings and Investment Plan
           and Trust.

*Filed herewith.


Item 9.     Undertakings.

     A. The undersigned registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement; (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933,
(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (1)(i) and
(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; (2) that for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned in his capacity as a Director or officer, as the case may be, of said Company, does hereby appoint Douglas G. Hyde, Esq., Christopher L. Dutton, Esq. and Peter H. Zamore, Esq., and each of them severally, his true and lawful attorneys or attorney to execute in his name, place and stead, in his capacity as a Director of officer or both, as the case may be, of said Company, this Registration Statement and any and all amendments and post-effective amendments thereto and all instruments necessary or incidental in connection herewith, and to file the same with the Securities and Exchange Commission. Each of said attorneys shall have power to act hereunder with or without any other of said attorneys, and shall have full power of substitution and resubstitution. Each of said attorneys shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary, in any and all capacities, as fully and to all intents and purposes as each of the undersigned might or could do in person, and each of the undersigned hereby ratifies and approves of the act of said attorneys and each of them.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Burlington, and State of Vermont on the 29th day of March, 1995.


                                GREEN MOUNTAIN POWER CORPORATION
                                (Registrant)



                                By:   /s/Christopher L. Dutton
                                Christopher L. Dutton, Vice President,
                                Chief Financial Officer & Treasurer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

        SIGNATURE                        TITLE                         DATE


/s/Douglas G. Hyde            Chairman of the Executive Commit-   February 14, 1995
(Douglas G. Hyde)             tee, President, Chief Executive
                              Officer and Director

/s/Christopher L. Dutton      Vice President, Treasurer and       February 14, 1995
(Christopher L. Dutton)       Chief Financial Officer (Principal
                              Financial Officer)

/s/Glenn J. Purcell           Controller                          February 14, 1995
(Glenn J. Purcell)            (Principal Accounting Officer)

/s/Thomas P. Salmon           Chairman of the Board and           February 14, 1995
(Thomas P. Salmon)            Director

/s/Robert E. Boardman         Director                            February 14, 1995
(Robert E. Boardman)

/s/Nordahl L. Brue            Director                            February 14, 1995
(Nordahl L. Brue)

/s/William H. Bruett          Director                            February 14, 1995
(William H. Bruett)

/s/Merrill O. Burns           Director                            February 14, 1995
(Merrill O. Burns)

/s/Lorraine E. Chickering     Director                            February 14, 1995
(Lorraine E. Chickering)

/s/John V. Cleary             Director                            February 14, 1995
(John V. Cleary)

/s/Richard I. Fricke          Director                            February 14, 1995
(Richard I. Fricke)

/s/Euclid A. Irving           Director                            February 14, 1995
(Euclid A. Irving)

/s/Martin L. Johnson          Director                            February 14, 1995
(Martin L. Johnson)

/s/Ruth W. Page               Director                            February 14, 1995
(Ruth W. Page)


POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned in his capacity as a member of the Retirement Board, which is responsible for administration of Green Mountain Power Corporation Employee Savings and Investment Plan and Trust (401(k) Plant), does hereby appoint Christopher L. Dutton, Esq. and Peter H. Zamore, Esq., and each of them severally, his true and lawful attorneys or attorney to execute in his name, place and stead, in his capacity as a member of said Board, this registration statement and any and all amendments and post-effective amendments thereto and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission. Each of said attorneys shall have power to act hereunder with or without any other of said attorneys, and shall have full power of substitution and resubstitution. Each of said attorneys shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises, as fully and to all intents and purposes as each of the undersigned might or could do in person, and each of the undersigned hereby ratifies and approves of the act of said attorneys and each of them.

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the Green Mountain Power Corporation Employee Savings and Investment Plan and Trust (401(k) Plan) has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Burlington, State of Vermont, on the 29th day of March, 1995.


                                GREEN MOUNTAIN POWER CORPORATION
                                EMPLOYEE SAVINGS AND INVESTMENT
                                PLAN AND TRUST



                                By:   /s/Christopher L. Dutton
                                Christopher L. Dutton, Vice President,
                                Chief Financial Officer & Treasurer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

        SIGNATURE                        TITLE                         DATE


/s/Marshall H. Hall           Member of Board                     January 20, 1995
Marshall H. Hall

/s/Glenn J. Purcell           Controller                          January 20, 1995
Glenn J. Purcell              and Member of Board

                              Vice President & General Manager    January 20, 1995
/s/Edwin M. Norse             Energy Resources & Sales
Edwin M. Norse                and Member of Board

                              Assistant Vice President            January 20, 1995
/s/Walter S. Oakes            Customer Operations
Walter S. Oakes               and Member of Board

